Exhibit 10.6

AGREEMENT

                This agreement is made as of the 6th day of April, 2001, between CytoGenix, Inc., 9881 South Wilcrest, Houston, TX 77099 (“CytoGenix”) and HEMCO Onshore, L.L.C., 1601 Elm Street, Suite 1500, Dallas, Texas 75201 and concerns the terms and conditions of a secured loan to be made by Hemco to CytoGenix  in the amount of  Two Hundred Fifty Thousand Dollars ($250,000.00) without interest (“the Loan”), such Loan to be made in order to pay  vendors of CytoGenix.  All of the representations made herein by CytoGenix to Hemco are material to the agreement of Hemco to make the Loan.  For and in consideration of the  Loan and other good and valuable consideration, CytoGenix and Hemco contract,  as follows:

                                                                                                1.             CytoGenix will  execute a Promissory Note to the order of Hemco in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00), bearing no interest until default (“Note”), such Note being due ninety (90)days from date, the form of the Note being attached hereto and incorporated herein as Exhibit “A”.   CytoGenix will provide to Hemco a written list of the vendors or employees (and invoices for same) which will be paid by CytoGenix from the proceeds of  the Loan and Hemco, as a portion of the total amount represented by the Loan, will advance such sum to CytoGenix for  payment to such vendors or employees only.

                                                                                                2.             CytoGenix will execute a Security Agreement/Pledge in favor of Hemco, securing payment of the Note, such Security Agreement/Pledge listing certain US Patents, International Patents or applications for Patents  and, including all science associated in any manner with such Patents or applications.  The Security Agreement/Pledge will be in the form attached hereto as Exhibit “B” and will  be recorded or filed for record in such place or places as will grant Hemco a first and prior lien on such US Patents, International Patents or applications for Patents.  In no event will the property interests described in the Security Agreement/Pledge cover or be deemed to cover any interest in any property not owned, in whole or in part, by CytoGenix.

                                                                                                3.             Until the Loan is completely repaid, within thirty (30) days of receipt, CytoGenix agrees to pay to Hemco, when entitled to be received by CytoGenix, fifty percent (50%) of the proceeds from the receipt of any equity sales of stock or other securities by CytoGenix.  To the extent possible, CytoGenix grants to Hemco a security interest in all of such proceeds for repayment of the Loan.

                                                                                                4.             As a commitment fee for such loan by Hemco, CytoGenix will  assign to Hemco an undivided ten per cent (10%) interest in all of such  US Patents, International Patents or applications for Patents, including all science associated in any manner with such Patents or applications, entitling Hemco to an undivided ten percent  (10%) interest in any monetary proceeds or other property associated with the sale, lease, transfer or any other type of disposition of the Patents, applications and science associated therewith.  Hemco grants CytoGenix from the date hereof the right to acquire the ten percent (10%) interest owned by Hemco in the US Patents, International Patents or applications for patents for the sum of One Million Dollars ($1,000,000.00)(“Buy Back Price”),  such right to acquire to be exercised by CytoGenix within two (2)

years from the date hereof by the payment in full to Hemco of such amount.  Hemco agrees that said monetary proceeds Hemco receives from the sale, lease, transfer or other type of disposition of CytoGenix Intellectual Property (including without limitation, the US Patents, International Patents or applications for patents) shall reduce said One Million Dollar ($1,000,000.00) Buy Back Price by the amount of said monetary proceeds and that Hemco’s right to receive said monetary proceeds shall terminate when the Buy Back Price is paid to Hemco.  Hemco agrees that it will not encumber or transfer such ten percent (10%) interest during the following two (2) years from the date hereof.  Prior to funding of any amounts under this agreement, CytoGenix will provide Hemco the original Transfer and Assignments of the US Patents, International Patents or applications for patent into CytoGenix, copies of which are attached to this agreement as Exhibits “C” 1 though 4.  In no event will Hemco’s ten per cent (10%) undivided interest be deemed to cover any interest in any property not owned or to be owned, in whole or in part, by CytoGenix.

                                                                                                5.             CytoGenix and its officers  represent that they  have received all corporate authority required in order to complete and comply with all of the provisions of this agreement and that it owns, without claim or interest of any other person or entity, the US Patents, International Patents or applications for Patents listed in Exhibit “B” hereto and,  that upon closing, Hemco will have a good and valid first lien for repayment of the Promissory Note on such US Patents, International Patents or applications for Patents, including all science associated in any manner therewith, as listed in the Security Agreement/Pledge, subject however, to any claims or interests of third parties under Sponsored Research Agreements between CytoGenix and such third parties.  CytoGenix represents that it is not in default in or under any agreement or undertaking which would impair the rights of Hemco to the security interest and interest granted by the documents executed and to be executed in connection with the Loan.

                                                                                                6.             CytoGenix represents to Hemco that as of the date hereof and that at closing and funding of the Loan, CytoGenix is and will be a corporation in good standing in the state of its incorporation and in each and every state in which it is then doing business.  CytoGenix represents that it is in the process of obtaining reinstatement for trading on the OTC Bulletin Board, that prior to any funding of the Promissory Note by Hemco, CytoGenix will provide to Hemco, in form acceptable to it, an opinion of counsel of CytoGenix, to the effect that CytoGenix is in the process of being so reinstated on the OTC Bulletin Board, that counsel  is not aware of any material impediment to such reinstatement of CytoGenix and the date of the expected reinstatement on the OTC Bulletin Board.

                                                                                                7.             Until the Loan has been repaid in full by CytoGenix, if requested by Hemco, CytoGenix agrees to execute from time to time any and all documents deemed by Hemco or its counsel reasonably necessary to better secure the obligations of CytoGenix under this agreement.

                This agreement is executed as of the date first above written and it is performable in Dallas, Dallas County, Texas.

CytoGenix, Inc.                                                                     HEMCO Onshore, L.L.C.

By:	/s/ Malcolm Skolnick	By:	/s/ Charles B. Middlekauf
Its:	President/CEO	Its:	President

Transfer and Assignment

                                For the sum of One Dollar ($1.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned does hereby:

                                SELL, ASSIGN and TRANSFER to HEMCO Onshore, L.L.C. ( “Assignee”), a limited liability company,  having a place of business at 1601 Elm Street, Suite 1500, Dallas, Texas  75201, an undivided ten percent (10%) interest in and to any and all improvements which are disclosed in the U.S. and International patents and patent applications listed in the attached Exhibit “A”, and the same interest in all divisional, continuing, substitute, renewal, reissue and other applications for patent which have been or shall be filed in the United States or in any other country on any of such improvements and the same undivided interest in and to all original and reissued patents which have been or shall be issued in the United States or in any country outside the United States on such improvements for the full term(s) for which the same may be granted;

                                AUTHORIZE and REQUEST the Patent and Trademark Office and the appropriate authorities of any countries outside the United States to issue any and all such patents granted on such improvements to the Assignee;

                                COVENANT that, when requested and at the expense of the Assignee, to carry out in good faith the intent and purpose of this assignment, the undersigned will execute and deliver to the Assignee an undivided ten percent (10%) interest in all divisional, continuing, substitute, renewal, reissue, and all other patent applications on any and all such improvements, execute and deliver to the Assignee all rightful oaths, declaration, assignments, powers of attorney and other papers, communicate to the Assignee all facts known to the undersigned relating to such improvements and the history thereof, and generally do everything possible which the Assignee shall consider desirable for vesting title to such improvements in the Assignee, and for securing, maintaining and enforcing proper patent protection for such improvements.

                                SAID ASSIGNMENT TO BE BINDING on the heirs, assigns, representatives and successors of the undersigned and extend to the successors, assigns and nominees of the Assignee.

                                                                                                                CYTOGENIX, INC.

By:	/s/ Malcolm Skolnick

Malcolm Skolnick
Printed Name
Its:	President/CEO

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

                This instrument was acknowledged before me, the undersigned authority, on this 6th day of April, 2001, by Malcolm Skolnick, President/CEO of CytoGenix, Inc., on behalf of said corporation, as the act and deed of said corporation.

/s/ LeAnne McCall-Wisner
Notary Public, State of Texas

LeAnne McCall-Wisner
Printed Name of Notary
My Commission Expires:	07/29/2002

Exhibit “A”

Patents and Patent Applications

1.                                     U.S. Patent Application — Serial No. 08/236,504 (filed April 29, 1994 and abandoned) — entitled “Stem-Loop Cloning Vector and Method” Inventor: Charles A. Conrad [Atty File No INGA 002]

2.                                     U.S. Patent No. 6,054,299 (filed June 17, 1997 — Continuation of 08/236,504, 04/29/94) — entitled “Stem-Loop Cloning Vector and Method” Inventor: Charles A Conrad — Issued April 25, 2000 [Atty File No. INGA 002/FWC]

3.                                     U.S. Patent Application — Serial No. 09/169,793 (filed October 9, 1998 — Continuation in Part of application 08/877,251) — entitled “Production of ssDNA In Vivo” Charles A. Conrad [Atty File No. INGA 004]

4.                                     U.S. Patent Application — Serial No. 09/397,782 (filed September 16, 1999 — Continuation in Part of 09/169,793 10/09/98) — entitled “In Vivo Production of ssDNA Using Reverse Transcriptase with Predefined Reaction Termination via Step-Loop Formation” Inventor:  Charles a. Conrad [Atty File No. INGA 004/CIP]

5.                                     U.S. Patent Application — Serial No. 09/397,783 (filed September 16, 1999 — Continuation in Part 09/169,793) — entitled “Enzymatic Synthesis of ssDNA” Inventors: Charles A. Conrad, Michael D. Skillern and Jonathan F. Elliston [Atty File No. CRYA 008]

6.                                     U.S. Patent Application — Serial No. 09/411,568 (filed October 4, 1999 — Continuation in Part of 09/397,782 and 09/169,793) — entitled “In Vivo Production of ssDNA Containing DNA Enzyme Sequence with Rnase Activity” Inventor: Charles A. Conrad [Atty File No. INGA 004/C/CIP]

7.                                     International Application — No. PCT/US99/23936 — Publication No. WO 00/22114 (filed October 12, 1999) — entitled “Production of ssDNA In Vivo” Inventor: Charles A. Conrad [Atty File No. INGA 004/PCT]

8.                                     International Application - No. PCT/US99/23933 — Publication No. WO 00/22113 (filed October 12, 1999) - entitled “Enzymatic Synthesis of ssDNA” Inventors: Charles A. Conrad, Michael D. Skillern and Jonathan F. Elliston [Atty File No. CRYA 008/PCT]

9.                                     U.S. Patent Application (filed February 28, 2000 — CIP of 09/411,568 and 09/397,782 and 09/169,793 and 08/877,251 and 08/236,504) — entitled “Altering Gene Expression with ssDNA Produced In Vivo” Inventors: Charles A. Conrad and Yin Chen [Atty File No. INGA 004/C/2CIP]

10.                               U.S. Patent Application (filed March 6, 2000 — CIP of 09/397,783 and 09/169,793 and 08/877,251 and 08/236,504) — entitled “Enzymatic Synthesis of ssDNA In Vivo” Inventors:  Charles A. Conrad, Michael D. Skillern and Jonathan F. Elliston [Atty File No. CRYA 008/CIP]

11.                               International Application — No. PCT/US00/27381 (filed October 4, 2000 — CIP of No. PCT/US99/23936 filed on October 12, 1999) — entitled “Altering Gene Expression with ssDNA Produced in Vivo” Inventor: Charles A. Conrad [Atty File No. INGA 004/CIP/PCT]